Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements of Form S-8 (Nos. 33-17925, 33-78562, 33-61712, 33-64205, 333-17131, 333-45381) and Form S-3 (Nos. 33-61712)
of ELXSI Corporation of our report dated March 12, 1999 appearing on page F-1 of this Form 10-K.



PricewaterhouseCoopers LLP

Orlando, Florida
March 29-1999